CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A of O'Shaughnessy Funds, Inc. ("Funds") and to the use of our reports on the financial statements and financial highlights dated October 24, 1997 with respect to the Funds. Such financial statements and financial highlights appear in the 1997 Annual Reports to Shareholders of the Funds which are incorporated by reference into the Funds Statement of Additional Information.



                                        McGladrey & Pullen, LLP


New York, NY
January 21, 1998